Consent of Independent Auditors


We consent to the reference to our firm under the caption "Independent Public Accountants" and to the use of our reports pertaining to The Union Central Life Insurance Company and Carillon Life Account dated February 5, 2003 and February 10, 2003, respectively, in Post-Effective Amendment No. 12 to the Registration Statement (Form N-6 No 33-94858) and related Statement of Additional Information of Carillon Life Account.


/s/ Ernst & Young LLP

Cincinnati, Ohio
April 24, 2003